Exhibit 99.1

NorthStrive Biosciences Expands AI-Driven Drug Discovery Program with Yuva Biosciences, Advancing Four AI-Discovered Compounds Toward Lead Nomination in Cardiac Disease and Obesity

Pursuant to a First Amendment to the Development and License Agreement, NorthStrive Biosciences and Yuva Biosciences launch a three-phase Expansion Program to advance all four AI-discovered compounds toward lead compound nomination, with key amendments to program scope, IP framework, and financial terms.

NEWPORT BEACH, Calif., September 1, 2026 (GLOBE NEWSWIRE) -- NorthStrive Biosciences Inc. ("NorthStrive Biosciences"), a subsidiary of PMGC Holdings Inc. (NASDAQ: ELAB) ("PMGC" or the "Company"), today announced the execution of a First Amendment to its Development and License Agreement (the “Amendment”) with strategic partner Yuva Biosciences, Inc. ("Yuva Biosciences"). The Amendment formalizes the launch of a three-phase Expansion Program to advance all four AI-discovered compounds toward lead compound nomination and updates key terms of the underlying agreement, including AI Development Program scope, the IP framework, governing developed technology, the field of use definitions, and associated financial terms.

The Expansion Program is a structured, three-phase development plan that builds directly on the positive Phase III results announced on July 1, 2026, in which four small-molecule candidates selected by Yuva Biosciences’ proprietary MitoNova™ AI-powered platform demonstrated statistically significant increases in ANT1, a mitochondrial protein central to skeletal muscle energy metabolism, in primary human skeletal muscle cells. Each Expansion Program phase is designed to progressively de-risk the validated compounds while narrowing the compound set toward a nominated lead.

Expansion Program Overview

The expansion program will advance the four AI-discovered compounds through a three-phase development process designed to confirm ANT1 induction in differentiated human myotubes, further characterize their mitochondrial activity and functional effects, and progressively narrow the candidates based on the resulting data. The program is expected to take approximately 6 months and will culminate in the nomination of a lead compound and designated backup for further development.

The three phases are structured sequentially: Expansion Phase I establishes a qualified assay and standard operating procedure; Expansion Phase II confirms ANT1 induction in a more mature muscle model and produced ranked, go/no-go data for each compound; and Expansion Phase III profiles the lead candidates against Yuva Biosciences’ Mitochondrial Biogenesis Panel, quantifies cellular ATP output, and delivers an integrated mechanism-of-action hypothesis alongside the lead nomination. The result is a de-risked, nominated compound positioned for IND-enabling development in Cardiac Diseases and Obesity.

Defined Field of Use and Expanded Cardiometabolic Rights

The Development and License Agreement established NorthStrive Biosciences’ exclusive field of use as Cardiac Diseases and Obesity. The Amendment clarifies and strengthens the definitions of both indications, aligning the program with the Company’s broader muscle preservation and metabolic health strategy, including potential applications relevant to patients on GLP-1 receptor agonist therapies. In addition, the Amendment grants NorthStrive Biosciences a right of first refusal, during the term of the agreement and for one year following completion of Phase III, to negotiate an exclusive license across the broader cardiometabolic field. The cardiometabolic disease market represents one of the largest and fastest-growing markets in medicine, and the expanded rights position NorthStrive Biosciences to pursue meaningful commercial opportunities across both Cardiac Diseases and Obesity.1

1	https://www.expertmarketresearch.com/reports/cardiometabolic-disease-market

Connection to Prior Program Update

On July 1, 2026, the Company announced positive Phase III results and noted that the proposed next stage would evaluate whether ANT1 induction is maintained in a more mature muscle model. The Expansion Program announced today formalizes that next stage. View the prior PMGC press release here.2

Next Steps

Yuva Biosciences is expected to commence Expansion Phase I assay development, with the program executed sequentially thereafter. The Company plans to provide updates upon the completion of key Expansion Program milestones, including the confirmation results from Expansion Phase II and the lead compound nomination expected from Expansion Phase III.

About Yuva Biosciences, Inc.

Yuva Biosciences, Inc. is a mitochondrial sciences AI company that uses advanced artificial intelligence to identify and develop therapeutic and natural candidates targeting aging-related pathways. Its proprietary MitoNova™ AI-powered platform integrates biological, chemical, and mitochondrial-function datasets to accelerate the discovery of compounds with the potential to improve cellular processes and overall tissue health. Multiple products incorporating compounds discovered by Yuva Biosciences are already on the market, including Revive+ by BosleyMD, MitoActive by Arata, and Core100 by Rerise Health. Yuva Biosciences is headquartered in Birmingham, Alabama. For more information, please visit www.yuvabio.com.

About NorthStrive Biosciences Inc.

NorthStrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focused on the development and acquisition of cutting-edge aesthetic medicines. NorthStrive’s lead asset, EL-22, leverages an engineered probiotic approach to address the issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "believes," "expects," "plans," "potential," "would" and "future" or similar expressions such as "look forward" are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations, the ability to obtain, maintain and enforce patent protection, whether patent applications will issue or claims will be allowed, clinical and regulatory development timelines, potential indications, safety and efficacy, and market opportunity. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements.

2	https://pmgcholdings.com/news/news-2026/northstrive-biosciences-announces-positive-results-from-phas2026-07-01-043202

Forward-looking statements in this press release include, but are not limited to, statements regarding the expected conduct, scope, timing, cost and results of the Expansion Program, the potential confirmation of ANT1 induction in differentiated human myotubes, the potential prediction and validation of additional mitochondrial markers, the potential nomination of a lead compound and designated backup compound, the potential significance of the expanded field of use and the right of first refusal across the cardiometabolic field, the Company’s muscle preservation and metabolic health strategy, and the potential applications or benefits of the AI-driven drug discovery program.

The Expansion Program consists of experimental research and development activities, the results of which are inherently uncertain, and the results described in prior updates are based on in vitro testing and are preliminary in nature. The Company cannot provide assurance that any candidate will demonstrate similar activity in future testing, differentiated models, animal studies, clinical studies, or any commercial application. There can be no assurance that the Company or Yuva Biosciences will successfully complete the Expansion Program, advance any candidate, nominate a lead or backup compound, complete additional studies, obtain regulatory approvals, develop a product candidate, or generate revenue from this program.

These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission ("SEC"), including the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com

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